     As filed with the Securities and Exchange Commission on January 12, 1996

      =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                ________________

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):    December 28, 1995


                        DUKE REALTY LIMITED PARTNERSHIP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       Indiana                      33-61361                   35-1740409
   (State or other                 (Commission              (I.R.S. Employer
   jurisdiction of                File Number)             Identification No.)
   incorporation)


                       8888 Keystone Crossing, Suite 1200
                              Indianapolis, Indiana                46240
                    (Address of principal executive offices)     (Zip Code)



     Registrant's telephone number, including area code:     (317) 574-3531



                                 NOT APPLICABLE
            (Former name or former address changed since last report)



   ===========================================================================

ITEM 5. OTHER EVENTS

          On December 28, 1995, Duke Realty Limited Partnership, a majority-owned subsidiary of Duke Realty Investments, Inc., (the "Partnership") formed a joint venture with an institutional real estate investor and purchased 25 industrial buildings totaling approximately 2,250,000 square feet, primarily located in Park 100 Business Park in Indianapolis, Indiana. In addition, the Partnership purchased the joint venture interest of its partner in Parkwood Crossing in Indianapolis, Indiana, a suburban office development and announced certain other property acquisitions and expansions. Further details regarding these transactions are reflected in the press release which is attached as an exhibit to this report and incorporated herein by reference.

ITEM 7(c).  EXHIBITS


          The following exhibit is filed with this report:

          Exhibit
          Number
          --------

              20         Press Release dated December 28, 1995

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DUKE REALTY LIMITED PARTNERSHIP

                                   By:  Duke Realty Investments, Inc.,
                                           General Partner


Date:   January 12, 1996           By:    /s/  Dennis D. Oklak
                                       ---------------------------------------
                                                 Dennis D. Oklak
                                                 Vice President and Treasurer